UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☑	Definitive Information Statement

TELECOM COMMUNICATIONS, INC.
___________________________________________
(Name of Registrant as Specified In Its Charter)

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☐	Fee paid previously with preliminary materials.

☐
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TELECOM COMMUNICATIONS, INC.
9/F., Beijing Business World,
56 Dongxinglong Avenue, CW District, Beijing, China 100062

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

TO ALL STOCKHOLDERS:

This Information Statement is first being mailed on or about June 14, 2007 to the holders of record of the common stock, par value $.001 (the “Common Stock”) of Telecom Communications, Inc. (“we”, “us” or the “Company”) as of the close of business on May 11, 2007 (the “Record Date”). This Information Statement relates to certain actions taken by the written consent of the holders of a majority of the Company's outstanding Common Stock, dated May 11, 2007 (the “Written Consent”).

The Written Consent authorized, effective upon the 21st day following the mailing of this Information Statement to the stockholders of the Company, an amendment to the Company’s Certificate of Incorporation (the “Amendment”) to change the name of the Company to MyStaru.com, Inc.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under the General Corporation Law of the State of Delaware (the “DGCL”) and the Company's Bylaws to approve the Amendment. Accordingly, the Amendment shall not be submitted to the Company's other stockholders for a vote.

This Information Statement is being furnished to you to provide you with material information concerning the actions taken in connection with the Written Consent in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated there under, including Regulation 14C. This Information Statement also constitutes notice under Section 228 of the DGCL of the action taken in connection with the Written Consent.

Only one Information Statement is being delivered to two or more security holders who share an address, unless the Company has received contrary instruction from one or more of the security holders. The Company will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company, by writing to us at 9/F., Beijing Business World, 56 Dongxinglong Avenue, CW District, Beijing, China 100062, Attn: Alan Lun.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Date: June 12, 2006

/s/ Alan Lun
Alan Lun
Chief Executive Officer

INFORMATION STATEMENT

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to stockholders of the Company in connection with the prior receipt by the Board of Directors (the “Board”) of approval by Written Consent of the holders of a majority of the Company's Common Stock to approve the Amendment.

The Board believes it is in the best interests of the Company to change the name of the Company to “MyStarU.com, Inc.”

This Information Statement is being first sent to stockholders on or about June 14, 2007. The Amendment will become effective following the twentieth (20th) day after the mailing.

MEETING NOT REQUIRED

The Amendment was approved by the Written Consent. No further vote is required to approve the Amendment. The Amendment will become effective following the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which will occur promptly following the twentieth (20) day after the mailing of this Information Statement to the stockholders of the Company.

FURNISHING INFORMATION

This Information Statement is being furnished to all holders of Common Stock of the Company. The Form 10-KSB for the fiscal year ended September 30, 2006 and all subsequent filings may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the EDGAR Archives and are incorporated herein by reference. The Company is presently current in the filing of all reports required to be filed by it.

DISSENTERS RIGHTS OFAPPRAISAL

There are no dissenters’ rights of appraisal applicable to the action authorized by the Written Consent.

PROPOSALS BY SECURITY HOLDERS

No security holders entitled to vote have transmitted any proposals to be acted upon by the Company.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Amendment requires the approval of a majority of the outstanding shares of Common Stock. Each holder of Common Stock is entitled to one (1) vote for each share held. As of the Record Date, the Company had 123,088,000 shares of Common Stock issued and outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of May 11, 2007, each person known by us to be the beneficial owner of five percent or more of the Company’s Common Stock, all directors individually and all directors and officers as a group. Each person named below has sole voting and investment power with respect to the shares shown unless otherwise indicated.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class Percentage of Class

Taikang Capital Managements Corporation	20,000,000	16.25

Auto Treasure Holdings Limited	9,889,000	8.03

Yan Liu	700,000	*

Yaofu Su	600,000	*

Alan Lun	0	__

Directors and Officers as a group, 3 Persons	1,300,000	1.06

* less than 1%

There are no arrangements, known to the Company, including any pledge by any person, of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

PROPOSAL

TO AMEND THE
CERTIFICATE OF INCORPORATION

The Board has determined that it would be in the best interests of the Company to change the name of the Company to “MyStarU.com, Inc.” The proposed Certificate of Amendment to the Certificate of Incorporation is attached hereto as Exhibit A.

PURPOSE FOR THE AMENDMENT

The change of the Company’s name to MyStarU.com, Inc. would enhance the visibility of the Company by leveraging the established brand of mystaru.com, which is recognized in China as a portal for cultural and entertainment content. The increase to our visibility will enhance our ability to obtain financings for future projects and will enable us to focus public attention to our core brand.

REQUIRED VOTES

The Amendment was approved pursuant to the Written Consent. No further vote is required to approve the Amendment. The Amendment will become effective following the filing of the Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, which will occur promptly following the twentieth (20) day after the mailing of this Information Statement to the stockholders of the Company.

VOTES OBTAINED

The following individuals own the number of shares and percentages set forth opposite their names and executed the Written Consent:

Name of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class

Taikang Capital Management Corporation	20,000,000	16.25
Auto Treasure Holdings Limited	9,889,000	8.03
China IPTV Industry Park Holdings Limited	5,400,000	4.39
Bloomen Limited	5,300,000	4.31
Guiwen Cai	5,200,000	4.22
Leyi Yang	5,000,000	4.06
World East Corporation Limited	4,000,000	3.25
Top Rider Group Limited	3,500,000	2.84
Free Productions Limited	3,000,000	2.44
Songbin Deng	1,600,000	1.30

Total	62,889,000	51.09

INTEREST OF CERTAIN PERSONS IN FAVOR OF OR IN OPPOSITION TO THE AMENDMENT

No officer or director will receive any direct or indirect benefit from the Company’s proposed Amendment.

By Order of the Board of Directors

/s/ Alan Lun Alan Lun, Director and Chief Executive Officer

Exhibit A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TELECOM COMMUNICATIONS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "Corporation") is Telecom Communications, Inc.

2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 14, 2005.

3. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article the following:

“ARTICLE I

NAME OF CORPORATION

The name of the Corporation is MyStarU.com, Inc. (hereinafter, the “Corporation”).”

4. The amendment of the Certificate of Incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on June __, 2007

Name: Alan R. Lun Title: CEO